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                                                                  Exhibit (p)(1)

                          CHESTNUT STREET EXCHANGE FUND
                                 (THE "COMPANY")

                                 CODE OF ETHICS

I.       LEGAL REQUIREMENT.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or Managing General Partner of the Company in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

                  1. To employ any device, scheme or artifice to defraud the Company;

                  2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                  4. To engage in any manipulative practice with respect to the Company's investment portfolios.


II.      PURPOSE OF THE CODE OF ETHICS.

         The Company expects that its officers and Managing General Partners will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first,
(2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Section 204A-1 of the Advisers Act of 1940, as amended (the "Advisers Act"), the Securities and Exchange Commission's (the "SEC's") Advisers Act Release No. 2256 and 1940 Act Release No. 26492 "Investment Adviser Code of Ethics" (July 2, 2004), the SEC's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

         The Company expects that its investment advisers will adopt a separate code of ethics for its directors, officers and investment personnel that is consistent with the purpose of this Code and applicable regulations.

III.     DEFINITIONS.

         A. An "Access Person" means: (1) each Managing General Partner or officer of the Company; (2) each employee (if any) of the Company (and each director, officer, general partner or employee of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                  (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities.

                  For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Company's investment advisers in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

         B. "Restricted Director" or "Restricted Officer" means each Managing General Partner or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment advisers, custodian or transfer agent.

         C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

         D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, (2) is being or has been considered by the Company or its investment advisers for purchase by the Company, and (3) includes any option to purchase or sell and any security convertible into or exchangeable for a security described in
                  (1) or (2).

         E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act") the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         F.       "Investment Personnel" of the Company means:


                                      -2-
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                           (i) Any employee of the Company (or of any company in
                  a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

                           (ii) Any natural person who controls the Company and
                  who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

         G. A "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
                  Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

         H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies (other than Exchange Traded Funds).

         I. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

         J. "Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.


IV.      POLICIES OF THE COMPANY REGARDING PERSONAL SECURITIES TRANSACTIONS.

         A.       GENERAL POLICY.

                  No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

         B.       SPECIFIC POLICIES.

                  1. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS OTHER THAN RESTRICTED DIRECTORS AND RESTRICTED OFFICERS.

                           a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Director or Restricted Officer may


                                      -3-
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                                    buy or sell Covered Securities for his or
                                    her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Company's investment advisers PRIOR to effecting such security transaction.

                                    A written authorization for such security transaction will be provided by the investment advisers' Compliance Officer to the person receiving the authorization (if granted) and to the person at PFPC Inc. ("PFPC") who has been designated to administer the Company's Code (the "PFPC Delegate") to memorialize the oral authorization that was granted.

                                            NOTE: If an Access Person has
                                            questions as to whether purchasing
                                            or selling a security for his or her
                                            personal portfolio or the portfolio
                                            of a member of his or her immediate
                                            family requires prior oral
                                            authorization, the Access Person
                                            should consult the investment
                                            advisers' Compliance Officer for
                                            clearance or denial of clearance to
                                            trade PRIOR to effecting any
                                            securities transactions.

                           b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                           c. No clearance will be given to an Access Person other than a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the investment advisers' Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale by the Company.

                           d. The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                                    i.       Securities that are not Covered
                                             Securities;

                                    ii.      De Minimis Securities;

                                    iii.     Securities purchased or sold in any
                                             account over which the Access
                                             Person has no direct or indirect
                                             influence or control.


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                                    iv.      Securities purchased or sold in a
                                             transaction which is non-volitional
                                             on the part of either the Access
                                             Person or the Company.

                                    v.       Securities acquired as a part of an
                                             Automatic Investment Plan.

                                    vi.      Securities acquired upon the
                                             exercise of rights issued by an
                                             issuer pro rata to all holders of a
                                             class of its securities, to the
                                             extent such rights were acquired
                                             from such issuer, and sales of such
                                             rights so acquired.

                                    vii.     Securities which the Company is not
                                             permitted to purchase under the
                                             investment objective and policies
                                             set forth in the Company's then
                                             current prospectus under the
                                             Securities Act of 1933 or the
                                             Company's registration statement on
                                             Form N-1A.

                           e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the investment advisers' Compliance Officer.

                  2. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY RESTRICTED DIRECTORS AND RESTRICTED OFFICERS.

                           The Company recognizes that a Restricted Director and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Directors and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Directors and Restricted Officers, as follows:

                           a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Director or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a Managing General Partner or officer, should have known, that during the fifteen day period


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                                    before the transaction in a Covered Security
                                    (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Company or considered for the purchase or sale by the Company.

                           b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the investment advisers' Compliance Officer has been advised by the investment advisers that the same Covered Security is being considered for purchase or sale by the Company.

V.       PROCEDURES.

                  In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

                  A. Each Access Person of the Company other than a Managing General Partner who is not an "interested person" of the Company (as defined in the 1940 Act) will submit to the Company's PFPC Delegate an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned(1) by the Access Person, except as stated below. This report must be submitted within ten days of becoming an Access Person, must be current as of a date nor more than 45 days before becoming an Access Person, and must include the title of each security, the number of shares held, and the principal amount of the security. The Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

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1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

                  For interpretive guidance on this test, you should consult counsel.


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                  B.       Each Access Person of the Company other than a
                           Managing General Partner who is not an "interested person" of the Company (as defined in the 1940 Act) will also submit to the Company's PFPC Delegate an Annual Holdings Report attached hereto as Exhibit A no later than 30 days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank. This information must be current as of a date no more than 45 days before the report is submitted.

                  C. Each Access Person of the Company other than a Restricted Director or Restricted Officer shall direct his or her broker to supply to the Company's PFPC Delegate, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

                  D. Except as stated below, each Access Person of the Company, other than a Managing General Partner who is not an "interested person" (as defined in the 1940
                           Act), shall submit reports in the form attached hereto as Exhibit B to the Company's PFPC Delegate, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.(2) Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V. D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Company's PFPC Delegate in the time period stated above.

                  E. Each Managing General Partner who is not an "interested person" of the Company need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph
                           V. D. to the Company's PFPC Delegate, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Managing General Partner, should have known that during the 15-day


----------
2.       See footnote 1 above.

                           period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Company.

                  F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

                  G. The Company's PFPC Delegate shall notify each Access Person of the Company who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

                  H. The Company's PFPC Delegate shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Company's Managing General Partners:

                           1. with respect to any transaction that appears to evidence a possible violation of this Code; and

                           2. apparent violations of the reporting requirement stated herein.

                  I. The Managing General Partners shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Company.

                  J. The Company's investment advisers shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and shall forward to the Company's Treasurer and the Company's counsel copies of such codes and all future amendments and modifications thereto. The Managing General Partners, including a majority of the Managing General Partners who are not "interested persons" of the Company (as defined in the 1940 Act), shall approve this Code of Ethics, and the codes of ethics of the investment advisers of the Company, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Company and its investment advisers from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to an investment advisers' code will be approved by the Managing General Partners at the next scheduled quarterly meeting and in no case more than six months after such change. Before approving any material amendments to the investment advisers' code of ethics, the Managing General Partners must receive a certification from the investment advisers that they have adopted procedures reasonably necessary to prevent Access Persons from violating their code of ethics.

                  K. At each quarterly Managing General Partners' meeting, the Company's Treasurer and investment advisers shall provide a written report to the Managing General Partners stating:

                           1. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Company's investment advisers; and

                           2. all disciplinary actions(3) taken in response to such violations.

                  L. At least once a year, the Company's PFPC Delegate and the investment advisers shall provide to the Managing General Partners with respect to both this Code of Ethics and the codes of ethics of the investment advisers, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under the code of ethics or procedures since the last report, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics. The Managing General Partners shall consider such written reports no less frequently than annually.

                  M. This Code, the codes of the investment advisers, a copy of each report by an Access Person under this Code (including any written information provided in lieu of the reports under Section V.C.), any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the Company's PFPC Delegate, the Treasurer or


----------
3. Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

                           investment advisers pursuant to Section V. L., records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period and in the manner required by Rule 17j-1.

VI.      CERTIFICATION.

         Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.

                                    The Managing General Partners of Chestnut
                                    Street Exchange Fund

                                    EXHIBIT A

                          CHESTNUT STREET EXCHANGE FUND


                                 HOLDINGS REPORT

                For the Year/Period Ended _______________________
                                             (month/day/year)


                [  ] Check Here if this is an Initial Holdings Report


To:  PFPC Inc. As delegate of the above listed Fund

                  As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Company:

             Title of                 Number                 Principal
             Security                of Shares                Amount
             --------                ---------                ------

                  The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

                  THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:____________________        Signature:_____________________________________


                                 Print Name:____________________________________

                                    EXHIBIT B

                          CHESTNUT STREET EXCHANGE FUND

                          SECURITIES TRANSACTION REPORT

             For the Calendar Quarter Ended _______________________
                                               (month/day/year)


To:  PFPC Inc., as delegate of the above listed Fund

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                                       Nature of                    Broker/Dealer
                                                               Interest Rate          Transaction                      or Bank
                    Date of         Number of    Principal     and Maturity           (Purchase,                     Through Whom
    Security      Transaction        Shares       Amount       Date (if applicable)   Sale, Other)        Price        Effected
    --------      -----------        ------       -------      --------------------   ------------        -----        --------

                  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                  1. The name of the broker, dealer or bank with whom I established the account:

                  2.       The date the account was established:


                  THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:____________________        Signature:_____________________________________


                                 Print Name:____________________________________

                                    EXHIBIT C

                          CHESTNUT STREET EXCHANGE FUND

                               ANNUAL CERTIFICATE

                  Pursuant to the requirements of the Code of Ethics of Chestnut Street Exchange Fund, the undersigned hereby certifies as follows:

                  1.       I have read the Company's Code of Ethics.

                  2. I understand the Code of Ethics and acknowledge that I am subject to it.

                  3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



         Date:                               ___________________________________
                                                         Print Name



                                             ___________________________________
                                                          Signature